UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act

Luxoft Holding, Inc

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Akara Building 24 De Castro Street Wickhams Cay 1, Road Town Tortola, British Virgin Islands	Not Applicable
(Address of principal executive offices)	(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-188765

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Class A Ordinary Shares, no par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:                           Description of Registrant’s Securities to be Registered

The description under the heading “Description of Authorized Shares” relating to the Registrant’s Class A ordinary shares, no par value (the “Class A Ordinary Shares”), included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-188765) (the “Registration Statement”) as originally filed with the Securities and Exchange Commission on May 22, 2013, as amended, is incorporated herein by reference. Any form of prospectus that constitutes part of the Registration Statement, contains a description of the Class A Ordinary Shares and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2:                           Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 20, 2013

LUXOFT HOLDING, INC

By:	/s/ Dmitry Loshchinin
Name:	Dmitry Loshchinin
Title:	Chief Executive Officer and President